                               CLN HOLDINGS INC.
                    (FORMERLY KNOWN AS COLEMAN ESCROW CORP.)
                                      AND
                         COLEMAN WORLDWIDE CORPORATION,
                                  AS GUARANTOR

OFFER FOR ALL OUTSTANDING SENIOR SECURED FIRST PRIORITY DISCOUNT NOTES DUE 2001
  IN EXCHANGE FOR SENIOR SECURED FIRST PRIORITY DISCOUNT EXCHANGE NOTES DUE
      2001 AND OFFER FOR ALL OUTSTANDING SENIOR SECURED SECOND PRIORITY
                DISCOUNT NOTES DUE 2001 IN EXCHANGE FOR SENIOR
               SECURED  SECOND PRIORITY DISCOUNT EXCHANGE NOTES
                                    DUE 2001

To Our Clients:


     Enclosed for your consideration is a Prospectus, dated September   , 1997
(the 'Prospectus'), and the related Letter of Transmittal (the 'Letter of Transmittal'), relating to the offer (the 'Exchange Offer') of CLN Holdings Inc., formerly known as Coleman Escrow Corp. (the 'Company'), and the guarantee by Coleman Worldwide Corporation, to exchange the Company's Senior Secured First Priority Discount Exchange Notes due 2001 and Senior Secured Second Priority Discount Exchange Notes due 2001, which have been registered under the Securities Act of 1933, as amended, for the Company's outstanding Senior Secured First Priority Discount Notes due 2001 (the 'Old First Priority Notes') and Senior Secured Second Priority Discount Notes due 2001 (the 'Old Second Priority Notes,' together with the Old First Priority Notes, the 'Old Notes'), respectively, upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated May 20, 1997, by and among the Company and the initial purchasers referred to therein.


     This material is being forwarded to you as the beneficial owner of the Old First Priority Notes or Old Second Priority Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD FIRST PRIORITY NOTES OR OLD SECOND PRIORITY NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old First Priority Notes or Old Second Priority Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old First Priority Notes or Old Second Priority Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on
              , 1997, unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.


     Your attention is directed to the following:

          1. The Exchange Offer is for any and all Old Notes.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned 'The Exchange Offer--Certain Conditions to the Exchange Offer.'

          3. Any transfer taxes incident to the transfer of Old First Priority Notes or Old Second Priority Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4. The Exchange Offer expires at 5:00 p.m., New York City time, on
                           , 1997, unless extended by the Company.

     If you wish to have us tender your Old First Priority Notes or Old Second Priority Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD FIRST PRIORITY NOTES OR OLD SECOND PRIORITY NOTES.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER


     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by CLN Holdings Inc. with respect to its Old Notes.

     This will instruct you to tender the Old First Priority Notes or Old Second Priority Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Old First Priority Notes or Old Second Priority Notes held by you for my account as indicated below:

                                                        AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF OLD FIRST
                                                        PRIORITY NOTES
                                                        ----------------------------------------------------

                                                        ------------------------------------------------------

Senior Secured First Priority Discount Notes due
2001..................................................

/ / Please do not tender any Old First Priority Notes held by you for my account.


                                                        AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF OLD SECOND
                                                        PRIORITY NOTES
                                                        ------------------------------------------------------

                                                        ------------------------------------------------------

Senior Secured Second Priority Discount Notes due
2001..................................................

/ / Please do not tender any Old Second Priority Notes held by you for my account.

Dated:                                          , 1997
       ----------------------------------------         ------------------------------------------------------
                                                                             Signature(s)

                                                        ------------------------------------------------------


                                                        ------------------------------------------------------


                                                        ------------------------------------------------------
                                                                       Please print name(s) here

                                                        ------------------------------------------------------


                                                        ------------------------------------------------------
                                                                              Address(es)

                                                        ------------------------------------------------------
                                                                     Area Code and Telephone Number

                                                        ------------------------------------------------------
                                                              Tax Identification or Social Security No(s).

     None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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